Exhibit 99.1

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

On July 2, 2012, Duke Energy Corporation (Duke Energy) completed the merger contemplated by the Agreement and Plan of Merger (Merger Agreement), among Diamond Acquisition Corporation, a North Carolina corporation and Duke Energy’s wholly owned subsidiary (Merger Sub) and Progress Energy, Inc. (Progress Energy), a North Carolina corporation engaged in the regulated utility business of generation, transmission and distribution and sale of electricity in portions of North Carolina, South Carolina and Florida. As a result of the merger, Merger Sub was merged into Progress Energy and Progress Energy became a wholly owned subsidiary of Duke Energy.

Immediately preceding the merger, Duke Energy completed a 1-for-3 reverse stock split with respect to the issued and outstanding shares of Duke Energy common stock. The shareholders of Duke Energy approved the reverse stock split at Duke Energy’s special meeting of shareholders held on August 23, 2011. All share and per share amounts presented throughout this unaudited pro forma condensed combined consolidated financial information reflects the impact of the 1-for-3 reverse stock split.

Progress Energy’s shareholders received 0.87083 shares of Duke Energy common stock in exchange for each share of Progress Energy common stock outstanding as of July 2, 2012. Generally, all outstanding Progress Energy equity-based compensation awards were converted into Duke Energy equity-based compensation awards using the same ratio.

Duke Energy’s consolidated balance sheet as of December 31, 2012, as included in Duke Energy’s Annual Report on Form 10-K for the period then ended, includes the assets acquired and liabilities assumed from Progress Energy. As such, an unaudited pro forma condensed combined consolidated balance sheet and the related unaudited pro forma condensed combined consolidated balance sheet information are not included in this Current Report on Form 8-K.

The unaudited pro forma condensed combined consolidated statement of operations information for the year ended December 31, 2012, gives effect to the merger as if it had occurred on January 1, 2012. We present the unaudited pro forma condensed combined consolidated statement of operations for illustrative purposes only, and it is not necessarily indicative of the results of operations that would have been achieved had the pro forma events taken place on the date indicated, or the future consolidated results of operations of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in Duke Energy’s Annual Report on Form 10-K for the year ended December 31, 2012 under Item 1A, “Risk Factors.”

In millions, except per share data	Year Ended December 31, 2012
Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations Information:
Operating Revenues	$24,030
Income From Continuing Operations	2,175
Net Income From Continuing Operations Attributable to Controlling Interests	2,158
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	3.07
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders (1)	3.07

(1)	Assuming exchange ratio of 0.87083, following the 1-for-3 reverse stock split.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

Duke Energy’s consolidated balance sheet as of December 31, 2012, as included in Duke Energy’s Annual Report on Form 10-K for the period then ended, includes the assets acquired and liabilities assumed from Progress Energy. As such, an unaudited pro forma condensed combined consolidated balance sheet is not included in this Current Report on Form 8-K.

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations (which we refer to as the pro forma statement of operations) for the year ended December 31, 2012, has been derived from the historical consolidated financial statements of Duke Energy and Progress Energy. The pro forma statement of operations gives effect to the merger as if it were completed on January 1, 2012. The historical consolidated statement of operations for Duke Energy for the year ended December 31, 2012, includes Progress Energy’s results for the period July 2, 2012, through December 31, 2012. The historical condensed consolidated statement of operations for Progress Energy includes the results for the periods prior to the merger, primarily January 1, 2012 through June 30, 2012.

The merger agreement provided that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which were cancelled) was converted into the right to receive 0.87083 shares of Duke Energy common stock reflecting the 1-for-3 reverse stock split that was completed on July 2, 2012, just prior to the closing of the merger. The pro forma statement of operations illustrates pro forma earnings per common share and weighted average common shares outstanding based on the reverse stock split adjusted exchange ratio of 0.87083.

The historical consolidated statements of operations have been adjusted in the pro forma statement of operations to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) expected to have a continuing impact on the combined results of Duke Energy and Progress Energy. As such, the impact from merger-related expenses is not included in the accompanying pro forma statement of operations.

The pro forma statement of operations for the periods prior to July 2, 2012, does not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan), synergies or other restructuring that are expected to result from the merger. Further, the pro forma statement of operations excludes the effect of non-recurring merger-related transaction costs, including charges associated with regulatory actions (which are disclosed in Duke Energy’s Annual Report on Form 10-K for the year ended December 31, 2012). In addition, the pro forma statement of operations does not purport to project the future operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma statement of operations have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

Accounting principles generally accepted in the United States of America require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Duke Energy and Progress Energy was accounted for as an acquisition of Progress Energy common stock by Duke Energy and followed the acquisition method of accounting for business combinations. The purchase price was determined on the acquisition date based upon the fair value of the shares of Duke Energy common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Duke Energy common stock on the NYSE on July 2, 2012, of $69.84 per share, which reflects the 1-for-3 reverse stock split, and the exchange of Progress Energy’s outstanding shares of common stock for the right to receive 0.87083 shares of Duke Energy common stock (refer to Note 2 to the pro forma financial statements for additional information related to the purchase price).

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma statement of operations. Since the pro forma statement of operations has been prepared based on preliminary estimates, these estimates are subject to change pending further review of the assets acquired and liabilities assumed

The pro forma statement of operations has been presented for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations of the combined company.

The following unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of Duke Energy as of and for the year ended December 31, 2012, included in Duke Energy’s Annual Report on Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Progress Energy as of and for the six months ended June 30, 2012, included in Progress Energy’s Quarterly Report on Form 10-Q;

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
Operating Revenues:
Regulated electric	$15,621	$4,360	$16	(b)(c)	$19,997
Non-regulated electric, natural gas and other	3,534	30	—		3,564
Regulated natural gas	469	—	—		469

Total operating revenues	19,624	4,390	16		24,030

Operating Expenses:
Fuel used in electric generation and purchased power - regulated	5,582	1,903	(15)	(b)	7,470
Fuel used in electric generation and purchased power - non-regulated	1,722	—	—		1,722
Cost of natural gas and coal sold	264	—	—		264
Operation, maintenance and other	5,006	1,172	(224)	(c)	5,954
Depreciation and amortization	2,289	397	—		2,686
Property and other taxes	985	280	—		1,265
Goodwill and other impairment charges	666	—	(86)	(c)	580

Total operating expenses	16,514	3,752	(325)		19,941

Gains on Sales of Other Assets and Other, net	16	2	—		18

Operating Income	3,126	640	341		4,107

Other Income and Expenses, net	567	65	—		632
Interest Expense, net	1,242	378	(19)	(d)	1,601

Income From Continuing Operations Before Income Taxes	2,451	327	360		3,138
Income Tax Expense from Continuing Operations	705	118	140	(e)	963

Income From Continuing Operations	1,746	209	220		2,175
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	14	3	—		17

Net Income from Continuing Operations Attributable to Controlling Interests	$1,732	$206	$220		$2,158

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.01	$0.70			$3.07
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.01	$0.70			$3.07
Weighted Average Common Shares Outstanding
Basic	574	297	(167)	(f)	704
Diluted	575	297	(168)	(f)	704

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

On July 2, 2012, Duke Energy completed the merger with Progress Energy. Duke Energy’s condensed consolidated balance sheet as of December 31, 2012, as included in Duke Energy’s Annual Report on Form 10-K for the period then ended, includes the assets acquired and liabilities assumed from Progress Energy. As such, an unaudited pro forma condensed combined consolidated balance sheet is not included in this Current Report on Form 8-K. See additional information in Note 2.

The pro forma statement of operations for the year ended December 31, 2012, gives effect to the merger as if it were completed on January 1, 2012. The pro forma statement of operations has been derived from the historical consolidated statements of operations of Duke Energy and Progress Energy. The historical consolidated statement of operations for Duke Energy for the year ended December 31, 2012, includes Progress Energy’s results for the period July 2, 2012, through December 31, 2012. The historical condensed consolidated statement of operations for Progress Energy includes the results for the periods prior to the merger, primarily January 1, 2012 through June 30, 2012.

Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma statement of operations. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger was reflected as an acquisition of Progress Energy by Duke Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the unaudited pro forma condensed combined consolidated financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Duke Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. Certain assets acquired and liabilities assumed have been measured at estimated fair value as of the merger date, based on estimates and assumptions that Duke Energy management believes are reasonable. The pro forma adjustments included herein are preliminary and subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date, including but not limited to the resolution of matters pertaining to the retirement of Crystal River Unit 3 as well as certain other tax and contingency related items.

The pro forma statement of operations for the periods prior to July 2, 2012, does not reflect any cost savings from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or associated costs to achieve such savings (e.g., potential costs associated with a wholesale market power mitigation plan), synergies or other restructuring that are expected to result from the merger. Further, the pro forma statement of operations excludes the effect of non-recurring merger-related transaction costs, including charges associated with regulatory actions (which are disclosed in Duke Energy’s Annual Report on Form 10-K for the year ended December 31, 2012). In addition, the pro forma statement of operations does not purport to project the future operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma statement of operations have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

Progress Energy’s regulated operations comprise electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission and are accounted for pursuant to accounting principles generally accepted in the United States of America, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Progress Energy’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Progress Energy’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma statement of operations does not reflect any net adjustments related to these amounts.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2. Preliminary Purchase Price

The merger agreement provided that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which were cancelled) was converted into the right to receive 0.87083 shares of Duke Energy common stock reflecting the 1-for-3 reverse stock split that was completed on July 2, 2012, just prior to the closing of the merger.

The total consideration transferred in the merger was based on the closing price of Duke Energy common shares on July 2, 2012, and was calculated as follows (shares in thousands):

Progress Energy shares outstanding as of July 2, 2012	296,116
Exchange ratio	0.87083

Duke Energy shares issued for Progress Energy shares outstanding	257,867

Closing price of Duke Energy common stock on July 2, 2012	$69.84

Purchase price (in millions) for common stock	$18,009
Fair value of outstanding earned stock compensation awards (in millions)	$62

Total purchase price (in millions)	$18,071

The purchase price was computed using Progress Energy’s outstanding shares as of July 2, 2012, adjusted for the exchange ratio. The purchase price reflects the market value of Duke Energy’s common stock issued in connection with the merger based on the closing price of Duke Energy’s common stock on July 2, 2012, after the 1-for-3 reverse stock split. The purchase price also reflects the total estimated fair value of Progress Energy stock compensation awards outstanding as of July 2, 2012, excluding the value associated with employee service yet to be rendered.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Progress Energy’s assets and liabilities. The February 5, 2013, announcement of the decision to retire Crystal River Unit 3, reflects additional information related to the facts and circumstances that existed as of the acquisition date. As such, the Progress Energy assets acquired and liabilities assumed are presented as if the retirement of Crystal River Unit 3 occurred on the acquisition date.

The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$3,204
Property, Plant and Equipment, Net	23,279
Goodwill	12,467
Other Long-Term Assets, excluding Goodwill	9,994

Total Assets	48,944
Current Liabilities, including Current Maturities of Long-Term Debt	(3,581)
Long-Term Liabilities, Preferred Stock and Noncontrolling interests	(10,546)
Long-Term Debt	(16,746)

Total Liabilities and Preferred Stock	(30,873)

Total Purchase Price (in millions)	$18,071

Note 3. Adjustments to Pro Forma Financial Statement

The pro forma adjustments included in the pro forma statement of operations are as follows:

(a) Duke Energy and Progress Energy historical presentation. Reflects amounts derived from the consolidated statements of operations of Duke Energy for the year ended December 31, 2012, and Progress Energy for the six months ended June 30, 2012. Certain financial statement line items included in Progress Energy’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Duke Energy’s historical presentation. These reclassifications have no material impact on the historical operating income or net income from continuing operations attributable to controlling interests. The accompanying pro forma statement of operations excludes the results of discontinued operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Adjustments to Pro Forma Condensed Combined Consolidated Statement of Operations

(b) Operating Revenues – Regulated Electric and Operating Expenses – Fuel Used in Electric Generation and Purchase Power – Regulated. Reflects the elimination of $15 million of electric transmission transactions between Duke Energy and Progress Energy that occurred during the year ended December 31, 2012, as if Duke Energy and Progress Energy were consolidated affiliates during the periods. The adjustment for the year ended December 31, 2012, also eliminates a $31 million charge to operating revenues for merger-related concessions that are non-recurring. See further discussion in Note 3(c).

(c) Operating Expenses – Operation, Maintenance and Other and Goodwill and Other Impairment Charges. As further discussed in Duke Energy’s Annual Report on Form 10-K for the year ended December 31, 2012, in conjunction with the application for approval of the merger by the North Carolina Utilities Commission and the Public Service Commission of South Carolina, Duke Energy and Progress Energy agreed to certain conditions and obligations. As such, certain nonrecurring charges were recognized upon closing of the merger and are included in Duke Energy’s condensed consolidated statement of operations for the year ended December 31, 2012. Additionally, Duke Energy and Progress Energy incurred nonrecurring transaction costs directly attributable to the merger during the year ended December 31, 2012. The adjustment reflects the elimination of these nonrecurring charges.

(d) Interest Expense. The net adjustment amount reflects a reduction in interest expense as a result of the amortization of the pro forma fair value adjustment of Progress Energy’s parent company debt ($14 million for the year ended December 31, 2012) and the elimination of amortization of deferred costs related to this debt ($5 million for the year ended December 31, 2012). The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the longest amortization period being approximately 27 years.

(e) Income Tax Expense. The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 39%. This estimated tax rate is different from Duke Energy’s effective tax rate for the year ended December 31, 2012, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(f) Shares Outstanding. Reflects the elimination of Progress Energy’s common stock and the issuance of 258 million common shares of Duke Energy using the adjusted exchange ratio of 0.87083, which reflects the 1-for-3 reverse stock split. The pro forma weighted average number of basic and diluted shares outstanding also includes the effect of Progress Energy’s outstanding stock based compensation awards. See also Note 2.

Share amounts in millions	Year Ended December 31, 2012
Basic:
Duke Energy weighted average shares outstanding	446
Equivalent Progress Energy common shares after exchange	258	*

	704

Diluted:
Duke Energy weighted average shares outstanding	446
Equivalent Progress Energy common shares after exchange	258	*

	704

*	Refer to Note 2 for supporting calculation as of July 2, 2012.